                         NOTICE OF GUARANTEED DELIVERY
                                      for
                        SUBSCRIPTION RIGHT CERTIFICATES
                                   issued by
                            CHARTWELL LEISURE INC.

      This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated February __, 1997 (the "Prospectus") of Chartwell Leisure Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Certificate evidencing such Rights (the "Subscription Certificate"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 pm., New York City Time, on March __, 1997, unless extended by the Company (in either case, the "Expiration Date"). This form must be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. A properly completed and executed Subscription Certificate relating to this Notice of Guaranteed Delivery must be received by the Subscription Agent within five Nasdaq National Market trading days following the receipt by the Subscription Agent of this Notice of Guaranteed Delivery (but in no event after 5:00 p.m., New York City Time, on March __, 1997). See "The Rights Offering -- Exercise of
                                ------------------------------------
Rights" in the Prospectus.  Payment of the Subscription Price of $14.00 per
------
share for each share of Common Stock subscribed for pursuant to the Rights Offering and the Oversubscription Privilege must be received by the Subscription Agent in the manner specified in "The Rights Offering --
                                               -----------------------
Exercise of Rights" in the Prospectus on or prior to the Expiration Date even
------------------
if the Subscription Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof. Capitalized terms not defined herein shall have the meanings set forth in the Prospectus.

                          The Subscription Agent is:

                            ChaseMellon Shareholder
                               Services, L.L.C.

            By Mail                     General Information                          By Hand or
ChaseMellon Shareholder            Services, L.L.C.(800) 414-2879                   Overnight Delivery:
         P.O. Box 798                                                  ChaseMellon Shareholder Services, L.L.C.
        Midtown Station               Facsimile Transmission                     120 Broadway, 13th Floor
      New York, NY 10018                 (201) 329-8936                            New York, NY 10271
Attn.: Reorganization Department    Confirm: (201) 296-4209            Attn.: Reorganization Department
                                       (201) 296-4381

DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA A FACSIMILE NUMBER OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

      The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing _________________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or prior to 5:00 p.m., New York City Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise:

      [ ] Rights to subscribe for one share of Common Stock, par value $0.01 per share, per Right with respect to ______________ Rights represented by the Subscription Certificate;

      [ ] The Oversubscription Privilege, if the Rights are exercised in full, to the extent shares of Common Stock, par value $0.01 per share, are available therefrom and subject to the terms and conditions contained in the Prospectus, to subscribe for an aggregate of up to __________________ shares.

      The undersigned understands that payment of the Subscription Price of $14.00 per share for each share of Common Stock subscribed for pursuant to the Rights Offering must be received by the Subscription Agent ON OR BEFORE the Expiration Date, and represents that such payment, in the aggregate amount of $_________________, either (check appropriate box(es)):

      [ ]   is being delivered to the Subscription Agent; or

      [ ] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

            [ ]   Check or money order payable to ChaseMellon Shareholder
            Services, L.L.C. (Payment by UNCERTIFIED CHECK will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

Signature(s)                            Address
           --------------------------          ---------------------------
                                               --------------------------
                                                    (include Zip Code)
Name(s)
        --------------------------
            Please Type or Print

                                       Area Code and Tel. No(s)
                                                                --------------

(if signature is by a trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s), of a corporation or another acting in a fiduciary or representative capacity, such capacity must be clearly indicated above.)

Subscription Right Certificate No.(s)
(if available)______________________

                             GUARANTEE OF DELIVERY

       (Not to be used for Subscription Certificate Signature Guarantee)

       The Undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Certificate(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five Nasdaq National Market trading days after the receipt by the Subscription Agent of this Notice of Guaranteed Delivery (but in no event after 5:00 p.m., New York City Time, on March __, 1997).

                                    Dated:                   , 1997
  ---------------------------              ------------------
         (Name of Firm)

                                    Address:
-------------------------------              -----------------------------
       (Authorized Signature)

Name:
     --------------------------     --------------------------------------
                                                 (Include Zip Code)

Title:
      -------------------------     --------------------------------------
                                          (Area Code and Telephone Number)



The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.